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EXHIBIT NO. 23.02

CONSENT OF INDEPENDENT AUDITORS'

Board of Directors
Powerball International, Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of Powerball International, Inc., with respect to our report dated January 29, 2004 on the financial statements included in the Annual Report (Form 10-KSB) for the fiscal years ended December 31, 2003 and 2002.

/s/Chisholm Bierwolf & Nilson
Chisholm Bierwolf & Nilson, LLC
Bountiful, Utah
December 10, 2004